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                                                                    EXHIBIT 10.2

                                PLEDGE AGREEMENT

        THIS PLEDGE AGREEMENT (the "AGREEMENT") dated effective as of July 15, 2002, is made by U.S. Medical Development, Inc., a Nevada Corporation ("PLEDGOR"), whose address is 7200 North State Highway 161, Suite 210, Irving, TX 75039, for the benefit of Endocare, Inc., a Delaware corporation ("PLEDGEE"), whose address is 201 Technology Drive, Irvine, CA 92618.

                                 R E C I T A L S

        A. The Pledgor has delivered to the Pledgee a non-recourse Promissory Note dated July 15, 2002, payable to the order of the Pledgee in the principal amount of $6,800,000 (the "NOTE") in connection with the purchase by the Pledgor and the financing by the Pledgee of the general partnership interests and limited partnership interests of Litho Management, Inc., a Texas corporation in
U. S. Lithotripsy, L.P., a Texas limited partnership, pursuant to that certain Partnership Interest Purchase Agreement dated June 28, 2002, by and among the Pledgor, Healthtronics Surgical Services, Inc., and Litho Management, Inc.

        B. Pledgor wishes to provide collateral security for the Secured Indebtedness (as hereinafter defined) in the form of a pledge of the Collateral (as hereinafter more specifically defined), which in general consist of all of Pledgor's right, title and interest in and to its general and limited partner interests in partnerships and membership interests in limited liability companies owning medical devices which provide cryosurgical therapy for prostate cancer and microwave therapy for benign prostate hyperplasia ("BPH").

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and the direct and indirect material benefit to be received by Pledgor by reason of the Agreement and the Note, which benefit is hereby expressly acknowledged by Pledgor, Pledgor agrees as follows:

                                    SECTION 1

                                   DEFINITIONS

        (a) Each capitalized term used herein and defined in the Note or the Agreement shall have the meaning assigned to it in the Note and Agreement, respectively, unless otherwise defined herein or the context otherwise requires. In addition, as used herein, the following terms shall, unless otherwise indicated, have the following meanings:

        "ADDITIONAL PLEDGED COLLATERAL" means any and all interests in (a) any additional equity interest in the Entities hereafter acquired by Pledgor, any and all of Pledgor's other additional rights and interests in and to the Entities and any and all of Pledgor's rights to and interests in any proceeds, income, profits or distributions under or pursuant to the Governing Documents or otherwise, including (i) all rights of Pledgor to receive moneys in repayment of loans made to the Entities pursuant to the Governing Documents or otherwise,
(ii) all rights of Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Pledged Equity Interests, (iii) all claims of Pledgor for damages arising out of or for breach of or default or misrepresentation under the Governing Documents or any documents, instruments or opinions delivered pursuant thereto, (iv) any right of Pledgor to terminate each of the Governing Documents, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (v) all rights of Pledgor to vote and give appraisals, consents, decisions and directions and exercise any other similar rights with respect to any lawful action of the Entities, and (b) to


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the extent not included in the foregoing, all proceeds and supporting obligations of or with respect to the Pledged Equity Interests and any such Additional Pledged Collateral.

        "CODE" means the Uniform Commercial Code as in effect in the State of California.

        "COLLATERAL" means interests of Pledgor identified in SECTION 2.1 hereof.

        "ENTITY(ies)" means (a) each of U.S. Microwave, LLC, a Texas limited liability company, North Texas PVP, LLP, a Texas limited liability partnership, Atlantic Cryotherapy, a Texas limited partnership, Central States Cryotherapy, a Texas limited partnership, East Coast Cryotherapy, a South Carolina limited partnership, East Michigan Cryotherapy, a Texas limited partnership, Georgia Cryotherapy, a Texas limited partnership, Kansas City Cryotherapy, a limited partnership, Mid-America Cryotherapy, a Texas limited partnership, Rocky Mountain Cryotherapy, a Texas limited partnership, Sabin Cryotherapy, a Texas limited partnership, South Coast Cryotherapy, a Texas limited partnership, and any other Entity owning medical devices providing cryosurgical therapy for prostate cancer or microwave therapy for BPH, as such entities exist or may hereinafter be restated, amended, or restructured, and (b) any partnership, limited liability company, joint venture, or corporation formed as a result of the restructure, reorganization, or amendment of any of such Entity.

        "EVENT OF DEFAULT" has the meaning assigned to such term in SECTION 4.1.

        "GOVERNING DOCUMENTS" with respect to any of the Entities means, if a general partnership, the partnership agreement and any statement of partnership, if a limited partnership, the limited partnership agreement and the certificate of limited partnership, if a limited liability company, the articles of organization and operating agreement, if another type of entity, any charter or similar document adopted or filed in connection with the creation, formation or organization, if a person, all equity holders agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents related to the organization, management or operation of any Entity or relating to the rights, duties, or obligations of the equity holders of any Entity, and any amendment or supplement to any of the foregoing.

        "INTERESTS" shall mean all general partner interests, limited partner interests, limited liability company membership interests and any other equity or voting interests owned by Pledgor or any affiliate thereof in the Entities as more fully set forth on Exhibit A attached hereto and incorporated in full by this reference.

        "PLEDGED EQUITY INTERESTS" means the Interests and all distributions, proceeds, fees, preferences, payments, or other benefits, which Pledgor now is or may hereafter become entitled to receive with respect to the Interests and with respect to the repayment the Note now or hereafter made by Pledgor to the Pledgee.

        "SECURED INDEBTEDNESS" shall have the meaning assigned to such term in
SECTION 2.1(c) hereof.

        "SECURITY INTERESTS" means the pledge and security interests securing the Secured Indebtedness, including (a) the pledge and security interest in the Pledged Equity Interests granted in this Agreement, and (b) all other security interests created or assigned as additional security for the Secured Indebtedness pursuant to the provisions of this Agreement.


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        (b) Whenever the context so requires, the neuter gender includes the masculine and feminine, and the singular number includes the plural, and vice versa.

                                    SECTION 2

                           COLLATERAL AND OBLIGATIONS

        2.1 GRANT OF SECURITY INTEREST.

            (a) As collateral security for the Secured Indebtedness, Pledgor hereby pledges and grants to Pledgee a first priority lien on and security interest in and to, and agrees and acknowledges that Pledgee has and shall continue to have, a security interest in and to, and assigns, transfers, pledges, and conveys to Pledgee, all of Pledgor's right, title, and interest in and to (i) the Pledged Equity Interests, and the Additional Pledged Collateral and any certificates and instruments now or hereafter representing the Pledged Equity Interests and the Additional Pledged Collateral, (ii) all rights, interests and claims with respect to the Pledged Equity Interests, and Additional Pledged Collateral, including under any and all related agreements, instruments and other documents, and (iii) all books, records and other documentation of Pledgor related to the Pledged Equity Interests, and Additional Pledged Collateral, in each case whether presently existing or owned or hereafter arising or acquired and wherever located (collectively, the "Pledged Collateral").

            (b) The Security Interests are granted as security only and shall not subject Pledgee or any holder of the Secured Indebtedness to, or transfer or in any way affect or modify, any obligation or liability of Pledgor with respect to any of the Pledged Collateral.

            (c) The Pledged Collateral shall secure the following obligations, indebtedness, and liabilities (whether at stated maturity, by acceleration, or otherwise) (all such obligations, indebtedness, and liabilities being hereinafter sometimes called the "SECURED INDEBTEDNESS"):

                (i) the Note;

                (ii) all reasonable costs and expenses, including, without limitation, all reasonable attorneys' fees and legal expenses, incurred by Pledgee to preserve and maintain the Pledged Collateral, collect the obligations herein described, or enforce the Note; and

                (iii) all extensions, renewals, amendments, and modifications of any of the foregoing.

            (d) Pledgor shall not have any personal or corporate liability for the payment of the Secured Indebtedness, it being understood that Pledgee shall look solely to the Pledged Collateral to enforce payment of the Secured Indebtedness against Pledgor.

        2.2 CONSENT. To the extent the Governing Documents require the consent or agreement of Pledgor to the transfer, conveyance, or encumbrance of all or any portion of the Pledged Collateral, Pledgor hereby irrevocably consents to
(a) the grant of the security interest described in SECTION 2.1 of this Agreement, and (b) the transfer or conveyance of the Pledged Equity Interests and other Pledged Collateral pursuant to Pledgee's exercise of its rights and remedies under SECTION 4.4 of this Agreement or the Note.

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                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES AND COVENANTS

        Pledgor hereby represents and warrants to Pledgee as follows:

        (a) This Agreement has been duly executed and delivered by Pledgor and is the legal and binding obligation of Pledgor enforceable in accordance with its terms;

        (b) Upon execution of this Agreement and an appropriate financing statement by Pledgor and the recording of the financing statement in the appropriate office, Pledgee will have a valid, first, and prior perfected security interest in the Pledged Collateral; and

        (c) The chief executive office and principal place of business of Pledgor is in Irving, Dallas County, Texas and its place of formation is the State of Nevada.

        (d) The Interests will represent all of the general and limited partner interests, membership interests, and other equity interests owned by Pledgor and the Affiliates in Entities owning medical devices which provide cryosurgical therapy for prostate cancer and/or microwave therapy for BPH.

        (e) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority, or approval of consent of any other person (including any party to any of the Governing Documents), is required for the due execution, delivery or performance by Pledgor of this Agreement.

        (f) All of the Interests have been, and upon issuance of any additional Pledged Collateral will be, duly and validly issued, and are and will be fully paid and non-assessable.

        (g) With respect to the Collateral the Pledgor is, and with respect to any Additional Collateral the Pledgor will be, the legal record and beneficial owner thereof and has and will have good and marketable title thereto, subject to no lien except for the pledge and security interest created by this Agreement.

        (h) None of the Interests has been transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject.

        (i) Other than (i) financing statements disclosed to Pledgee and (ii) financing statements in favor of the Pledgee, no effective financing statement naming Pledgor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

        (j) Each of the Governing Documents contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms. To the best of the knowledge of Pledgor, there exists no material violation or material default under any of the Governing Documents by Pledgor or the other parties thereto. Pledgor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any of the Governing Documents.

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        Pledgor makes the following covenants:

        (a) Pledgor will not cause, permit, or consent to (i) any amendment or modification to the Governing Documents in effect as of the date hereof (except an amendment as contemplated herein), or (ii) any transfer or change in the ownership of the equity interests in the Entities;

        (b) Pledgor will not sell, transfer, mortgage, or otherwise encumber any Pledged Collateral in any manner without first obtaining the written consent of Pledgee, which consent may be withheld in Pledgee's sole and absolute discretion. Any written consent to any such sale, mortgage, transfer, or encumbrance shall not be construed to be a waiver of this provision in respect of any subsequent proposed sale, mortgage, transfer, or encumbrance;

        (c) Pledgor will, at its expense and in such manner and form as Pledgee may from time-to-time reasonably require, execute, deliver, file, and record any financing statement, specific assignment, or other instruments, certificates, or papers, and take any other action that may be necessary or desirable, or that Lender may from time-to-time reasonably request, in order to create, preserve, perfect, or validate any Security Interest, or to enable Pledgee to exercise and enforce its rights hereunder with respect to any of the Pledged Collateral. In the event, for any reason, that the law of any jurisdiction other than the State of California becomes or is applicable to the Pledged Collateral, or any part thereof, Pledgor agrees to execute and deliver all such instruments and to do all such other things that may be necessary or appropriate to preserve, protect, and enforce the Security Interests of Lender under the law of such other jurisdiction, to at least the same extent that the Security Interests would be protected under the Code. To the extent permitted by applicable law, Pledgor hereby authorizes Pledgee to execute and file, in the name of Pledgor or otherwise, Uniform Commercial Code financing statements that Pledgee in its sole discretion may deem necessary or appropriate to further perfect the Security Interests;

        (d) Pledgor shall perform fully all obligations imposed upon it by any agreements or instruments concerning all or any part of the Pledged Collateral, including, without limitation, the Governing Documents, and shall maintain in full force and effect all such agreements and instruments, and shall not amend or modify, or consent to the amendment or modification of such agreements or instruments, without the prior written consent of Pledgee; and

        (e) Pledgor will not sell, transfer, mortgage, or otherwise encumber the assets of the Entities out of the ordinary course of business in any manner without first obtaining the written consent of Pledgee, which consent may be withheld in Pledgee's sole and absolute discretion. Any written consent to any such sale, mortgage, transfer, or encumbrance shall not be construed to be a waiver of this provision in respect of any subsequent proposed sale, mortgage, transfer, or encumbrance.

                                    SECTION 4

                    GENERAL AUTHORITY AND POWERS AND REMEDIES

        4.1 EVENTS OF DEFAULT. For purposes hereof, the term "EVENT OF DEFAULT" shall mean the occurrence of an Event of Default as defined in the Note.

        4.2 VOTING RIGHTS; DIVIDENDS, ETC., PRIOR TO DEFAULT.

        (a) RIGHTS PRIOR TO DEFAULT. So long as no Event of Default exists and Pledgee shall not have given written notice of its intention to foreclose upon or otherwise dispose of all or any part of the

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Pledged Collateral, or to exercise its voting rights pertaining to the Pledged
Equity Interests, Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Pledged Equity Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement.

        (b) TERMINATION OF RIGHTS. Upon (i) the occurrence of an Event of Default, and (ii) the giving of written notice by Pledgee to Pledgor of its intention to (A) foreclose upon or otherwise dispose of all or any part of the Pledged Collateral or (B) exercise its voting rights pertaining to the Pledged Equity Interests, all rights of Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to SECTION 4.2(a) hereof shall cease, at the option of Pledgee, and all such rights shall thereupon become vested in Pledgee, who shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights.

        (c) NO RIGHT TO RECEIVE DISTRIBUTIONS. If an Event of Default exists, all payments and distributions to be made to Pledgor upon or with respect to the Pledged Collateral shall be held in trust for the benefit of Pledgee and shall be immediately paid or delivered to Pledgee, and Pledgor agrees to take all such action as Pledgee may reasonably deem necessary or appropriate to cause all such payments and distributions to be made to Pledgee. Further, Pledgee shall have the right, at any time after the occurrence of an Event of Default, to notify and direct the Entities to thereafter make all payments, dividends, and any other distributions payable in respect thereof directly to Pledgee. The Entities shall be fully protected in relying on the written statement of Pledgee that it then holds a security interest which entitles it to receive such payments and distributions. Any and all money and other property paid over to or received by Pledgee pursuant to this SECTION 4.2 shall be retained by Pledgee as additional collateral hereunder and may be applied (and upon Pledgor's written request all cash shall promptly be applied) in accordance with SECTION 4.6 hereof.

        4.3 GENERAL AUTHORITY. Pledgor hereby irrevocably appoints Pledgee, and its successors and assigns, the true and lawful attorney-in-fact of Pledgor, with full power of substitution, in the name of Pledgor, for the sole use and benefit of Pledgee, but at Pledgor's expense, to the extent permitted by law to exercise, at any time and from time-to-time following the occurrence and during the continuance of an Event of Default, all or any of the following powers with respect to the Pledged Collateral:

        (a) to ask, demand, sue for, collect, receive, and give acquittance and receipts for any and all monies due or to become due upon or by virtue thereof;

        (b) to receive, endorse, and collect any drafts or other instruments, documents, and chattel paper, in connection with CLAUSE (a) preceding;

        (c) to settle, compromise, compound, prosecute, or defend any action or proceeding with respect thereto;

        (d) subject to SECTION 4.4 hereof, to sell, transfer, assign, or otherwise deal in or with the same or the proceeds thereof as fully and effectually as if Pledgee were the absolute owner thereof; and

        (e) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto.

In addition, Pledgee, at any time, either before or after an Event of Default, shall, upon reasonable advance notice, have the right, together with such accountants and other agents or representatives as it

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may from time-to-time designate, to visit and inspect the Entities' properties, assets, books, records, and documents and to discuss the Entities' affairs, finances, and accounts with Pledgor's and the Entities' representatives, officers, or directors, during all business hours as Pledgee may designate, and to make and take away copies of the Entities' records. Pledgor shall furnish to Pledgee any information reasonably requested by Pledgee in connection with the Pledged Collateral. Pledgor will maintain complete and accurate books and records regarding the Pledged Collateral.

        4.4 REMEDIES UPON DEFAULT.

        (a) If any Event of Default shall have occurred and is continuing, Pledgee, at its option, without demand, presentment, notice of acceleration, intention to accelerate, or other notice (which are fully waived) may:

        (i) exercise all the rights of a secured party under the Code (whether or not the Code is in effect in the jurisdiction where such rights are exercised, unless prohibited by applicable law).

        (ii) apply the cash, if any, then held by Pledgee as Pledged Collateral as specified in SECTION 4.6.

        (iii) sell all of the Pledged Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit, or for future delivery, and at such price or prices as Pledgee may reasonably deem satisfactory. Upon Pledgee's demand, Pledgor will take all steps necessary to prepare the Pledged Collateral for and otherwise assist in any proposed disposition of the Pledged Collateral. Any permitted holder of the Secured Indebtedness may be the purchaser of any or all of the Pledged Collateral so sold at any public sale (or, if the Pledged Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations or if the subject Pledged Collateral is equity interest or other Pledged Collateral that is the subject of the immediately following paragraph, at any private sale) and thereafter hold the same absolutely free from any right or claim of whatsoever kind. Any holder of the Secured Indebtedness shall have the right to offset the amount of its bid against an equal amount of the Secured Indebtedness held by such holder.

        Pledgor agrees that, because of the Securities Act of 1933, as amended, or any other laws or regulations, and for other reasons, there may be legal and/or practical restrictions or limitations affecting Pledgee in any attempts to dispose of certain portions of the Pledged Collateral and for the enforcement of their rights. For these reasons, Pledgee is hereby authorized by Pledgor, but not obligated, upon the occurrence and during the continuation of an Event of Default, to sell all or any part of the Pledged Collateral at private sale, subject to investment letter or in any other manner which will not require the Pledged Collateral, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other laws or regulations, at a reasonable price at such private sale or other distribution in the manner mentioned above. Pledgor understands that Pledgee may in its discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Collateral, or any part thereof, than would otherwise be obtainable if such Pledged Collateral were either afforded to a larger number of potential purchasers or registered or sold in the open market. Pledgor agrees that such private sale shall be deemed to have been made in a commercially reasonable manner, and that Pledgee has no obligation to delay the sale of any Pledged Collateral to permit the issuer thereof to register it for public sale under any applicable federal or state securities laws.


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        Pledgee is authorized in connection with any such sale to (i) restrict the prospective bidders on or purchasers of any of the Pledged Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Collateral, and (ii) impose such other limitations or conditions in connection with any such sale as Pledgee reasonably deems necessary in order to comply with applicable law. Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as Pledgee reasonably deems necessary in order that any such sale may be made in compliance with applicable law. Upon any such sale Pledgee shall have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Collateral so sold. Each purchaser at any such sale shall hold the Pledged Collateral so sold absolutely free from any claim or right of Pledgor of whatsoever kind, including any equity or right of redemption of Pledgor. Pledgor, to the extent permitted by applicable law, hereby specifically waives all rights of redemption, stay, or appraisal which it has or may have under any law now existing or hereafter enacted.

        Pledgor agrees that ten (10) days' written notice from Pledgee to Pledgor of Pledgee's intention to make any such public or private sale or sale at a broker's board or on a securities exchange shall constitute "reasonable notification" as required by Section 9611 and 9612 of the Code. Such notice shall (A) in case of a public sale, state the time and place fixed for such sale, (B) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such a sale is to be made and the day on which the Pledged Collateral, or the portion thereof so being sold, will first be offered to sale at such board or exchange, and (C) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Pledgee may fix in the notice of such sale. At any such sale, the Pledged Collateral may be sold in one lot as an entirety or in separate parcels, as Pledgee may reasonably determine. Pledgee shall not be obligated to make any such sale pursuant to any such notice. Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time-to-time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

        In case of any sale of all or any part of the Pledged Collateral on credit or for future delivery, the Pledged Collateral so sold may be retained by Pledgee until the selling price is paid by the purchaser thereof, but Pledgee shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Collateral so sold, and in case of any such failure, such Pledged Collateral may again be sold upon like notice. Pledgee, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Pledged Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

        (b) Without limiting the foregoing or imposing upon Pledgee any obligations or duties not required by applicable law, Pledgor acknowledges and agrees that, in foreclosing upon any of the Pledged Collateral or exercising any other rights or remedies provided Pledgee hereunder or under applicable law, Pledgee may, but shall not be required to: (i) qualify or restrict prospective purchasers of the Pledged Collateral by requiring evidence of sophistication and/or creditworthiness, and requiring the execution and delivery of confidentiality agreements or other documents and agreements as a condition to such prospective purchasers' receipt of information regarding the Pledged Collateral or participation in any public or private foreclosure sale process;
(ii) provide to prospective purchasers the Governing Documents and business and financial information regarding the Entities available in the files of Pledgee at the time of commencing the foreclosure process, without the requirement that Pledgee obtain, or seek to obtain, any updated business or financial information or Governing Documents, or verify or certify to

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prospective purchasers the accuracy of any such business or financial information or Governing Documents; or (iii) offer for sale, and sell, equity interests either with, or without, first employing an appraiser, investment banker, or broker with respect to the evaluation of Pledged Collateral, the solicitation of purchasers for Pledged Collateral, or the manner of sale of Pledged Collateral.

        (c) Pledgee shall have all rights and remedies granted in the Note or existing at common law or equity (including specifically those granted by the Code), and such rights and remedies (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively, or concurrently against Pledgor and any party obligated to pay or perform the Secured Indebtedness, any of the Pledged Collateral, or any other security for any of the Secured Indebtedness, at the sole discretion of Pledgee, and (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Pledgor that the exercise or failure to exercise any such rights or remedies shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse.

        (d) Notwithstanding a foreclosure upon any of the Pledged Collateral or exercise of any other remedy by Pledgee in connection with an Event of Default, Pledgor shall not be subrogated thereby to any rights of Pledgee against the Pledged Collateral or any other security for any of the Secured Indebtedness. Pledgor shall not be deemed based on any subrogation or other rights it may have to be the owner of any interest in any of the Secured Indebtedness unless and until all of the Secured Indebtedness has been indefeasibly paid to Pledgee and fully performed and discharged.

        (e) All recitals in any instrument of assignment or any other instrument executed by Pledgee incident to the sale, transfer, assignment, or other disposition or utilization of the Pledged Collateral or any part thereof hereunder shall be presumptive evidence of the matters stated therein and all prerequisites of such sale or other action contained in such recitals shall be presumed to have been performed or to have occurred.

        4.4 WAIVERS BY PLEDGOR. In case of any Event of Default, neither Pledgor nor anyone claiming by, through, or under Pledgor, to the extent Pledgor may lawfully so agree, shall or will set up, claim, or seek to take advantage of any appraisement, valuation, stay, extension, or redemption law now or hereafter in force under any applicable law, in order to prevent or hinder the enforcement of this Agreement, or the absolute sale of the Pledged Collateral, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereof; and Pledgor in Pledgor's own right and for all who may claim under Pledgor, hereby waives, to the fullest extent that Pledgor may lawfully do so, the benefit of any and all right to have the Pledged Collateral marshaled upon any enforcement of the Security Interests herein granted, and Pledgor agrees that Pledgee or any court having jurisdiction to enforce the Security Interests may sell the Pledged Collateral in parts or as an entirety.

        4.6 APPLICATION OF PROCEEDS. Upon the maturity of any instrument evidencing the Secured Indebtedness or any part thereof, whether such maturity be by such terms of such instruments or through the exercise of any power of acceleration, Pledgee is authorized and empowered to apply any and all funds realized from the sale of all or any part of the Pledged Collateral not previously credited against the Secured Indebtedness as provided in the Note.

        4.7 ENFORCEMENT OF SECURED INDEBTEDNESS. Nothing in this Agreement shall affect or impair the unconditional and absolute right of Pledgee to enforce the Secured Indebtedness as and when the same shall become due in accordance with the terms of the Note whether by acceleration or otherwise.

                                    SECTION 5

                                  MISCELLANEOUS

        5.1 TERMS COMMERCIALLY REASONABLE. The terms of this Agreement shall be deemed commercially reasonable within the meaning of the Uniform Commercial Code in effect and applicable hereto.

        5.2 HEADINGS. The headings of sections herein are inserted only for convenience and shall in no way define, describe, or limit the scope or intent of any provision of this Agreement.

        5.3 AMENDMENTS. No change, amendment, modification, cancellation, or discharge of any provision of this Agreement shall be valid unless consented to in writing by the party or parties against whom enforcement thereof is sought.

        5.4 ASSIGNMENT OF PLEDGEE'S RIGHTS. Pledgee shall have the right to assign all or any portion of its rights under this Agreement to any permitted subsequent holder or holders of the Secured Indebtedness.

        5.5 PARTIES IN INTEREST. As and when used herein, the term "Pledgor" shall mean and include Pledgor herein named and its successors and assigns, and the term "Pledgee" shall mean and include Pledgee herein named and its successors and permitted assigns, and all covenants and agreements herein shall be binding upon and inure to the benefit of Pledgor and Pledgee and their respective assigns.

        5.6 APPLICABLE LAWS. THIS AGREEMENT AND ALL ISSUES AND CLAIMS ARISING IN CONNECTION WITH OR RELATING TO THE SECURED INDEBTEDNESS, INCLUDING BUT WITHOUT LIMITATION, ALL CONTRACT, TORT, EQUITY, OR OTHER CLAIMS OR COUNTERCLAIMS SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT CONSIDERATION OF ITS CONFLICTS OF LAWS RULES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. If any provision of this Agreement is held to be invalid or unenforceable, the validity and enforceability of the other provisions of this Agreement shall remain unaffected.

        5.7 NOTICES. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be given in accordance with SECTION 10.1 of the Agreement, to the address of such party as follows:

        If to Pledgor:       U.S. Medical Development, Inc.
                             7200 North State Highway 161, Suite 210
                             Irving, TX 75039
                             Attention: Robert A. Yonke
                             Telecopier: (214) 574-4020


        If to Pledgee:       Endocare, Inc.
                             201 Technology Drive

                             Irvine, CA 92618
                             Attention: John V. Cracchiolo
                             Telecopier: (949) 450-5302

        5.8 FINANCING STATEMENT. Pledgee shall be entitled at any time to file a photographic or other reproduction of this Agreement as a financing statement, but the failure of Pledgee to do so shall not impair the validity or enforceability of this Agreement.

        5.9 OBLIGATIONS ABSOLUTE. All rights and remedies of Pledgee hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

        (a) any lack of validity or enforceability of the Note or any other agreement or instrument relating to the Note;

        (b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Indebtedness, or any other amendment or waiver of or any consent to any departure from the Note or the Agreement;

        (c) any exchange, release, or non-perfection of any Pledged Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Indebtedness; or

        (d) any other circumstance (other than payment in full of the Secured Indebtedness) that might otherwise constitute a defense available to, or a discharge of, Pledgor.

        5.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

        5.11 DISCLOSURE. Pledgee is granted the right to discuss Pledgor's or the Entities' affairs, finances, and accounts with all parties to such degree as Pledgee deems necessary or advisable to protect its security interest and/or the repayment of the indebtedness secured hereby. Pledgor covenants to do all things necessary or appropriate to permit Pledgee to fully exercise its rights under this paragraph.

        5.12 ENTIRETY. THIS AGREEMENT, THE NOTE, AND THE AGREEMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG PLEDGOR AND PLEDGEE WITH RESPECT TO THE PLEDGE AND ASSIGNMENT OF THE PLEDGED COLLATERAL AND THE OTHER MATTERS ADDRESSED HEREIN AND THEREIN, AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

        5.13 WAIVER OF NOTICE AND HEARING. PLEDGOR HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO NOTICE OR HEARING PRIOR TO SEIZURE BY PLEDGEE OF THE PLEDGED COLLATERAL, WHETHER BY WRIT OF POSSESSION OR OTHERWISE.

        IN WITNESS WHEREOF, Pledgor has executed this Agreement as of the day and year first above written.

                                            PLEDGOR:

                                            U.S. MEDICAL DEVELOPMENT, INC.


                                            By:    /s/ John M. House
                                                --------------------------------
                                            Name: John M. House
                                            Title: President



                       SIGNATURE PAGE TO PLEDGE AGREEMENT

                                    EXHIBIT A

                                    INTERESTS

        1. PLEDGED LLC INTERESTS. Interests in each limited liability company as follows:

ENTITY                      PERCENTAGE OWNERSHIP    DATE OF ISSUANCE OF INTEREST
------                      --------------------    ----------------------------
U.S. Microwave, LLC                22.7586%               January 12, 2000


        2. PLEDGED PARTNERSHIP INTERESTS. Interests in each general partnership, limited partnership, limited liability partnership or other partnership as follows:

                                    TYPE OF
                              PARTNERSHIP INTEREST      PERCENTAGE      DATE OF ISSUANCE
ENTITY                       (E.G. GENERAL, LIMITED)    OWNERSHIP         OR FORMATION
------                       -----------------------    -----------     ----------------

North Texas PVP, LLP                                          1%                 *
Atlantic Cryotherapy                General                  20%         April 1, 2001
Atlantic Cryotherapy                Limited                 14.36%       April 1, 2001
Central States Cryotherapy          General                  20%         May 24, 2001
Central States Cryotherapy          Limited                  45%         May 24, 2001
East Coast Cryotherapy              General                  20%         September 1, 2001
East Coast Cryotherapy              Limited                  60%         September 1, 2001
East Michigan Cryotherapy           General                  20%         September 1, 2001
East Michigan Cryotherapy           Limited                  80%         September 1, 2001
Georgia Cryotherapy                 General                  20%         June 1, 2001
Georgia Cryotherapy                 Limited                  70%         June 1, 2001
Kansas City Cryotherapy             General                   *                  *
Kansas City Cryotherapy             Limited                   *                  *
Mid-America Cryotherapy             General                  20%         April 4, 2001
Mid-America Cryotherapy             Limited                   -          April 4, 2001
Rocky Mountain Cryotherapy          General                  20%         November 1, 2001
Rocky Mountain Cryotherapy          Limited                  59%         November 1, 2001
Sabin Cryotherapy                   General                  20%         February 27, 2002
Sabin Cryotherapy                   Limited                  80%         February 27, 2002
South Coast Cryotherapy             General                  20%         April 17, 2002
South Coast Cryotherapy             Limited                  80%         April 17, 2002


*To be provided as soon as possible.


                                      A-1